Exhibit 10.5

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DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (“Agreement”) is entered into as of December 9, 2015, between VALNEVA AUSTRIA GMBH, CIN: FN 389960 x, organized under the laws of Austria, with its registered office at Campus Vienna Biocenter 3, AT-1030 Vienna, Austria, hereinafter referred to as “SUPPLIER”, and GLAXOSMITHKLINE GMBH & CO. KG, organized under the laws of Germany, with its registered office at Prinzregentenplatz 9, D-81675 Munich, Germany, hereinafter referred to as “DISTRIBUTOR,” (hereinafter each referred to as a “Party”, and collectively as the “Parties”).

WITNESSETH:

WHEREAS, SUPPLIER is engaged in the research, development and manufacture of biopharmaceutical products, including the Product, and is the exclusive owner or licensee of proprietary rights in such Product;

WHEREAS, DISTRIBUTOR is engaged in the marketing of pharmaceutical products and has represented to SUPPLIER that it has the facilities, personnel and technical expertise to import, market, sell, promote and distribute the Product in the Territory (as defined below);

WHEREAS, the former distributor of the Product in Germany GlaxoSmithKline Vaccines Vertriebs GmbH (formerly known as Novartis Vaccines Vertriebs GmbH) is a company that now belongs, as does DISTRIBUTOR, to the GSK Group of companies. Consequently the Product has already been launched in the Territory by a GSK Group company; and

WHEREAS, SUPPLIER is willing to exclusively sell the Product in the Territory to DISTRIBUTOR, and DISTRIBUTOR is willing to acquire the Product from SUPPLIER for resale to customers in its own name and on its own account in the Territory, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration for the premises and promises contained herein, the Parties, intending to be legally bound, agree as follows:

1. DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

1.1 “Affiliate” means, with respect to a Party, any entity that is controlled by, controls, or is under common control with such Party. For such purpose, the term “control” means direct or indirect beneficial ownership of more than fifty percent (50%) of the voting interest in an entity, or more than fifty percent (50%) interest in the income of the entity in question, or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity.

1.2 “Agreement” means this contract together with all attachments and amendments agreed upon by the Parties in writing.

1.3 “Anti-Corruption Laws” means any and all applicable local, European or other legislations/regulations regarding corruption that may be applicable to one or both Parties, including but not limited to the following legislations/regulations as amended from time to time: (a) the Criminal Law Convention on Corruption (Council of Europe), (b) the Organization for Economic Co-Operation and Development Convention on Combating Bribery of Foreign Officials in International Business, and (c) the United States Foreign Corrupt Practices Act of 1977.

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1.4 “Applicable Laws” means applicable laws, rules, and regulations, including any rules, regulations, guidelines, and other requirements of a Governmental Authority, as may be in effect from time to time, including but not limited to the Anti-Corruption Laws.

1.5 “Average Selling Price” or “ASP” is calculated by dividing annual Sales by the number of packs of the Product sold by DISTRIBUTOR in a one (1) year’s period. For the purpose of this calculation, “Sales” mean the sales of the Product which DISTRIBUTOR achieves by selling the Product to third parties (other than Affiliates) in the Territory after deduction of [***].

1.6 “Change of Control” means an acquisition by any third party, directly or indirectly, of voting securities or capital stock, or other comparable ownership interest, of or in DISTRIBUTOR, resulting in such third party, together with its Affiliates, owning, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities or capital stock, or other comparable ownership interest, of or in DISTRIBUTOR.

1.7 “Confidential Information” means any trade secrets, confidential data or other confidential information, whether oral or written, relating to the other Party’s past, present and/or future efforts in research, development, manufacturing, and business activities that is disclosed to or obtained by the receiving Party in connection with, and during the Term of, this Agreement. All such information disclosed by either Party to the other shall be marked as “confidential” or bear a similar legend. Confidential Information disclosed orally, shall at the time of disclosure be identified as Confidential Information and the disclosing Party shall confirm the same in writing no later than [***] after the information has been disclosed. Notwithstanding the foregoing, any information or material which by its nature and under the circumstances surrounding its disclosure is generally considered proprietary and confidential shall be deemed Confidential Information regardless of whether it is properly marked with legends or properly reduced to writing.

1.8 “Dealer” means Affiliates of DISTRIBUTOR or third parties, which Affiliates or third parties have been appointed by DISTRIBUTOR and, in the case of third parties, approved by SUPPLIER pursuant to Section 2.2.3 to promote, market and distribute the Product in the Territory. For the avoidance of doubt, Dealer does not include any entity engaged by DISTRIBUTOR for the purposes of providing logistical support of such promotion, marketing or distribution, including storage, transportation, packaging and invoicing.

1.9 “Effective Date” means the date of this Agreement as designated in the preamble to this Agreement on the first page.

1.10 “FCA” means Free Carrier SUPPLIER’s or its Affiliate’s warehouse or designated service provider in Continental Western Europe in accordance with the ICC Incoterms 2010, International Rules for the Interpretation of Trade Terms, ICC Publication No. 715.

1.11 “GDP” means, as relevant to the Product, the then-current good distribution practices and similar rules, regulations and guidelines, as amended from time to time, applicable to the proper handling, transport, storage, importation, marketing, promotion, sale and distribution of pharmaceutical products in the Territory, including but not limited to the then-current guidelines on good distribution practice published by the European Commission in accordance with Article 84 of the Directive 2001/83/EC of the European Parliament and of the Council of 6 November 2001 on the Community code relating to medicinal products for human use (as amended) (i.e: as of the Effective Date, the Guidelines of 5 November 2013 on Good Distribution Practice of medicinal products for human use).

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1.12 “GMP” means, as relevant to the Product, the principles and guidelines of good manufacturing practice as contained in the Commission Directive 2003/94/EC, of 8 October 2003, laying down the principles and guidelines of good manufacturing practice in respect of medicinal products for human use and investigational medicinal products for human use, as such principles and guidelines are interpreted and expanded in “The Rules Governing Medicinal Products in the European Community, Volume IV. Good Manufacturing Practice for Medicinal Products”.

1.13 “Governmental Authority” means and includes all governmental and regulatory bodies, agencies, departments or entities, whether or not located in the Territory, having jurisdiction over the marketing authorization, pricing, reimbursement, importation, promotion, distribution and/or sale of the Product in the Territory.

1.14 “Intellectual Property Rights” means and includes all copyrights, designs, databases, mask works, patents, Trademarks, Confidential Information, trade names, Know How and other proprietary rights, and all registrations and applications therefor, which SUPPLIER may at any time own, control, adopt, use, license or register with respect to the Product or its business, to the extent such rights are enforceable by Applicable Laws.

1.15 “Know How” shall mean any and all materials, information, experience and data, formulae, procedures, results and specifications, regulatory filings and clinical and pre-clinical data, in written or electronic form, which are related to the Product, including, but not limited to the composition and chemical, structural, toxicological, physical and environmental characteristics of Product including any process information relating to the manufacturing thereof; all conclusions, opinions, advice and reports needed to comply with all appropriate laws and regulations pertaining to the Marketing Authorization, the manufacturing, the marketing and the distribution of Product, such as analytical specifications, test methods, stability test methods and the necessary reference standards and disclosed by SUPPLIER to DISTRIBUTOR in connection with this Agreement.

1.16 “Marketing Authorization” means the European marketing authorization referenced EU/1/08/501/002, presentation without needle, as such may be modified from time to time.

1.17 “Person” means and includes any agency, association, company, individual, or other entity regardless of the type or nature thereof.

1.18 “Pricing Approval(s)” means any approval or authorization of any Governmental Authority establishing a pricing scheme and/or health insurance reimbursement scheme for the Product or any of them in the Territory, but excluding Marketing Authorization.

1.19 “Product” shall mean the product manufactured by or on behalf of SUPPLIER, for the indication(s) and application(s) specified in the approved Summary of Product Characteristics, listed in ANNEX A.

1.20 “Start Date” means April 1, 2016 where DISTRIBUTOR will be granted exclusive rights for the commercialization of the Product in the Territory as provided for under this Agreement, including but not limited to the exclusive rights defined under Section 2.1.1 below.

1.21 “Term” means the term of this Agreement as determined in accordance with Section 16.1

1.22 “Territory” shall mean the country/countries as set forth in ANNEX B of this Agreement.

1.23 “Trademarks” means the word and design marks, and corresponding registrations applicable to the Territory, owned by, or licensed to SUPPLIER (with the right to sublicense), solely pertaining to the Product, which Trademarks are listed in ANNEX A.

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1.24 “Transfer Price” means the price specified in ANNEX C for Products supplied by SUPPLIER and purchased by DISTRIBUTOR under this Agreement.

In this Agreement, unless a contrary intention appears, the singular shall include the plural, each gender shall include each other gender and the terms “include” and “including” shall be construed without limitation.

2. GRANT OF RIGHTS

2.1 Exclusive Distribution and Supply

2.1.1 Distribution Rights. Subject to the terms and conditions of this Agreement, as of the Start Date, SUPPLIER hereby grants to DISTRIBUTOR, and DISTRIBUTOR accepts, exclusive rights subject to SUPPLIER’s retained rights in section 2.1.2 below to import, market, promote, distribute and sell the Product in and into the Territory under this Agreement. Such right being exclusive shall mean that SUPPLIER will not during the Term hereof (1) grant rights to distribute, market, sell and import the Product in and to the Territory to any other Person, nor (2) directly or indirectly through Affiliates distribute, market, sell and import the Product in and to the Territory except as reserved in Sections 2.1.2 and 2.1.3 below.

2.1.2 SUPPLIER’s Retained Rights. SUPPLIER retains and reserves the right to deliver, distribute, market, sell, promote and import the Product to the Territory either directly or indirectly through its Affiliates and/or any third party, exclusively with respect to the National and/or International Aid Organizations and/or Supranational Organizations, e.g. WHO, UNICEF, PAHO, and Red Cross (“Organizations”). Notwithstanding the foregoing, this Section 2.1.2 shall not prevent DISTRIBUTOR to sell to such Organizations should such Organizations contact DISTRIBUTOR directly.

2.1.3 No Other Rights. Neither Party grants to the other any rights or licenses, implicit or otherwise, to any of its assets, licensable or not, including for example its products, projects or under its intellectual property rights, including but not limited to its patents, trademarks, copyrights and know how, other than those expressly set forth in this Agreement.

2.1.4 Modification or Discontinuation of Product. SUPPLIER retains and reserves the right to modify and/or discontinue the manufacture and sale of the Product, at its own discretion. In the case of discontinuation SUPPLIER’s decision shall be based on [***]. In the case of discontinuation, SUPPLIER shall respect a [***] notice and shall permit the DISTRIBUTOR to sell its remaining stock of Product, or shall, at DISTRIBUTOR’s option, purchase back the remaining stock at the Transfer Price initially invoiced to DISTRIBUTOR. In addition, SUPPLIER shall reimburse DISTRIBUTOR any reasonable expenses incurred by the DISTRIBUTOR for the storage and, as the case may be, transportation for Products returned to SUPPLIER for their destruction.

2.1.5 Appointment of Distributors outside the Territory. DISTRIBUTOR acknowledges that SUPPLIER may grant exclusive marketing rights for the Product to other Persons in countries outside the Territory or that SUPPLIER may retain exclusive marketing rights for itself or its Affiliates for the same purpose. SUPPLIER undertakes to impose upon such Persons restrictions on their active marketing in the Territory, to the extent that such restrictions are legally permissible. It is however understood, that by operation of law, restrictions on passive sales which includes the sale of the Product over the internet, may not be permitted and that DISTRIBUTOR shall not be entitled to receive any compensation for such sales in the Territory by such Persons.

2.1.6 Exclusive Supply. During the Term DISTRIBUTOR shall purchase all of its requirements of the Product for the Territory from SUPPLIER or any party designated by SUPPLIER for this purpose.

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2.2 Sub-distribution Rights

2.2.1 Appointment. DISTRIBUTOR shall have the right to appoint Dealer(s) to market, promote and distribute Product in the countries of the Territory pursuant to the rights granted herein and in accordance with this Section 2.2.

2.2.2 Subdistribution Agreements. DISTRIBUTOR shall require that each Dealer execute a ‘ written agreement, including quality agreement and pharmacovigilance agreement with DISTRIBUTOR, which shall contain terms substantially similar to those set forth herein and shall terminate upon the expiration, non-renewal, or termination of this Agreement for any reason. No Dealer shall have a right to sublicense any rights or to appoint Dealers. Not later than [***] following written agreement with any Dealer, DISTRIBUTOR shall provide SUPPLIER with a copy of the quality agreement entered into between the DISTRIBUTOR and any of its Dealers.

2.2.3 Notification and Approval. DISTRIBUTOR shall notify SUPPLIER in writing of the identity of any Dealer, and shall request SUPPLIER’s prior written approval for any third party Dealer. SUPPLIER shall not unreasonably withhold such approval and shall either grant or deny such approval in writing within [***] from receipt of a written request from DISTRIBUTOR, which request shall include, at SUPPLIER’s request, background information on such third party Dealer. The addresses used for this communication are defined in ANNEX I.

2.2.4 Liability for performance of Dealers. DISTRIBUTOR shall remain solely responsible and liable to SUPPLIER for the performance of this Agreement by its Dealers.

2.3 Trademarks and Trade Name Use

2.3.1 Trademark Freedom to Operate. SUPPLIER agrees that neither SUPPLIER nor its Affiliates shall assert any trademarks or trade names owned or controlled by SUPPLIER or its Affiliates based on DISTRIBUTOR’s or any Dealer(s)’commercialization of the Product provided any use is compliant with the terms and conditions of this Agreement including that the use shall be consistent with standards for trademark use that are generally accepted within the pharmaceutical industry.

2.3.2 Additional Trademarks. SUPPLIER shall have the right to select additional Trademarks and register them at its expense, and such Trademarks shall be owned by SUPPLIER and added to ANNEX A, initially as secondary Trademarks. If (i) a Governmental Authority does not approve the then-current primary Trademark indicated on ANNEX A, (ii) a third party asserts that such Trademark infringes its trademarks, (iii) such Trademark is successfully opposed by a third party, (iv) a petition to cancel such Trademark is filed by a third party, (v) there is an infringement of such Trademark by any third party against which SUPPLIER does not enforce its rights pursuant to Section 11.3, or (vi) there is a bona fide issue with such Trademark which is supported by an opinion of DISTRIBUTOR’s outside trademark attorneys, then SUPPLIER shall designate one of the secondary Trademarks (as indicated on ANNEX A) as a replacement primary Trademark. If there are no remaining secondary Trademarks, DISTRIBUTOR shall have the right to select another trademark of its choosing after having received the written consent of SUPPLIER. Any such trademark selected by DISTRIBUTOR shall be registered in the name of SUPPLIER, at SUPPLIER’s expense, shall be added as a Trademark to ANNEX A and shall be owned by SUPPLIER.

2.3.3 Trademark Use in Materials. Subject to the terms and conditions of this Agreement, DISTRIBUTOR shall use or have used the Trademarks related to the Product indicated in ANNEX A, and no other trademarks or trade names, in connection with its marketing, promotion, sale and distribution of the Product in the Territory, unless otherwise agreed by the Parties and provided, however, that DISTRIBUTOR may use its own trademarks and trade names on product packaging, brochures and other promotion materials to identify itself as the distributor of the respective Product. DISTRIBUTOR agrees to provide copies of all such materials to SUPPLIER for Trademark use review and approval prior to publication and distribution. SUPPLIER agrees that its approval of such materials will not be unreasonably withheld. The Parties agree that SUPPLIER will be deemed to approve any such materials if it does not respond to DISTRIBUTOR within [***] after having received said materials. The addresses used for this communication are defined in ANNEX I.

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2.3.4 Trademark Use Undertakings. DISTRIBUTOR’s use of the Trademarks related to the Product in ANNEX A shall be consistent with standards for trademark use that are generally accepted within the pharmaceutical industry. DISTRIBUTOR shall in particular (1) ensure that no damaged, out-of-date and deteriorated Product shall be put on the market or otherwise disposed of in a manner which would bring into disrepute the Trademarks or the trade name of SUPPLIER; (2) avoid in any case the use of the Trademarks as generic names; and (3) report to SUPPLIER all matters which, to the best of its knowledge, may affect the validity of the Trademarks, including any imitations of Product or infringements of the Trademarks and report them without unreasonable delay to SUPPLIER.

2.3.5 Trademark Audit Right. SUPPLIER shall have the right to audit DISTRIBUTOR’s use of the Trademarks related to the Product in ANNEX A. DISTRIBUTOR shall remedy any non-compliant use identified by SUPPLIER as soon as possible using commercially reasonable efforts after notification by SUPPLIER.

2.4 Wholesale License and Import License

2.4.1 Wholesale License. DISTRIBUTOR undertakes that it, or its Dealers, if applicable, holds and shall maintain, throughout the term of this Agreement and for a period of [***] thereafter, a wholesale license or adequate license issued by the respective authority of the Territory granting DISTRIBUTOR permission to import, market and sell medical products including vaccines at its own cost and expenses. A legalized copy of such license shall be attached to the Agreement as ANNEX F. Any renewal of such license will be sent to SUPPLIER at the address given in ANNEX I.

2.4.2 Loss of License. DISTRIBUTOR shall immediately inform SUPPLIER of the loss or the threat of loss of such license. The failure of DISTRIBUTOR to maintain its license, as set forth in Section 2.4.1 above, in the Territory shall give SUPPLIER the right, in its sole discretion, to terminate the Agreement, in accordance with Section 16.2, with [***] prior written notice, unless DISTRIBUTOR has cured every such diligence infringement within that [***] period.

2.4.3 Import License. DISTRIBUTOR shall obtain at its own costs any import license or other authorization and carry out under its responsibility, where applicable, all customs formalities required to import Product in the Territory and that are specific to Product.

3. NON-COMPETITION COVENANTS

3.1 No manufacturing of Product. DISTRIBUTOR covenants not to manufacture the Product or cause the Product to be manufactured directly or indirectly by third parties without the written consent of SUPPLIER.

3.2 No Active Sales in other Territories. DISTRIBUTOR covenants not to actively sell the Product or to establish or maintain branches, sales offices or distribution depots, set up subsidiaries or maintain deposits for the purpose of the sales of the Product in any countries outside the Territory allocated to another distributor, to SUPPLIER or any of its Affiliates for the exclusive distribution of the Products. The Parties understand that fulfilling orders made over the internet or unsolicited orders received from customers outside the Territory is permitted under EU competition law and is not prohibited hereunder.

3.3 No distribution of Competing Products. During the term of this Agreement, but in no event for a period of more than [***] from the Effective Date of this Agreement and to the extent permitted under European competition law, DISTRIBUTOR will not, without the written consent of SUPPLIER, manufacture, market, file applications for regulatory approval (for the sake of clarity, the restriction to not file applications for regulatory approval does not apply to, or restrict any of DISTRIBUTOR’s Affiliates outside the Territory), distribute, sell or promote in the Territory any pharmaceutical products that directly compete with the Product in ANNEX A that are generically substitutional to the Product and sold for the same indications as the Product in ANNEX A.

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4. MARKETING AND PROMOTION

4.1 Diligent Marketing Efforts

4.1.1 Diligent Efforts. DISTRIBUTOR shall use reasonable commercial efforts to promote, sell, and distribute the Product within the Territory, at its own expense. Such efforts shall include, but not be limited to, e.g. professional sales calls on target medical audiences (e.g. physicians, hospitals, pharmacists), advertising the Product in appropriate media and participating in trade shows, conferences, expositions, and promotional seminars, all with due consideration for the local marketing environment in the Territory.

4.1.2 Offices and Personnel. DISTRIBUTOR shall at its own expense maintain offices adequate to market and support the Product within the Territory and shall retain and have at its disposal at all times a sufficient and adequate staff of trained and qualified personnel to perform its obligations under this Agreement.

4.1.3 Compliance. DISTRIBUTOR shall conduct its marketing activities in accordance with Applicable Law and in accordance with appropriate or applicable standards of pharmaceutical product promotional practices, fair trade, fair competition, and business ethics, and shall cause its employees and Dealers to do the same.

4.1.4 Diligence Failure. Failure to meet DISTRIBUTOR’s diligence obligations, as set forth in this Section 4.1 shall be considered as a breach of this Agreement and will give SUPPLIER the right, in its sole discretion, with [***] prior written notice (if DISTRIBUTOR has failed to cure either such diligence obligation within such [***] period), to either (i) terminate the Agreement, in accordance with Section 16.2; or (ii) appoint additional distributor(s) for the Territory or parts thereof, and convert the exclusive rights of Section 2.1.1 and 2.3.1 into non-exclusive rights. In such event, the Parties will agree on new applicable Minimum Annual Purchase Quantities. The remedies available to SUPPLIER under this Section 4.1.4 (i) and (ii) shall however not commence until [***] after the Effective Date.

4.2 Distribution

4.2.1 Inventory. DISTRIBUTOR shall or shall cause its nominated third parti(es) to at all times maintain a stock of Product so as to adequately serve and fulfill the normal and reasonably foreseeable sales of Product within the Territory, however such stock not to be less than [***] supply of Product. In particular, DISTRIBUTOR shall ensure that DISTRIBUTOR, its Dealers or its nominated third parti(es), if applicable, shall maintain suitable premises for the storage and handling of Product and shall assure proper storage and handling of Product in accordance with Good Distribution Practice (GDP) standards and Product requirements as set forth in the Marketing Authorization. SUPPLIER or its authorized representatives are entitled to inspect the storage and handling facilities used by DISTRIBUTOR for Product and the offices where pertinent documentation is handled during normal business hours upon reasonable prior written notice. The Parties shall bear its own costs for such inspections.

4.2.2 Distribution. DISTRIBUTOR shall be responsible for proper packing of Product for shipment and distribution within the TERRITORY. DISTRIBUTOR shall use suitable transport systems and handle Product in accordance with Good Distribution Practice (GDP) standards and Product requirements.

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4.2.3 Alterations. DISTRIBUTOR shall ensure that the Product is distributed, sold, promoted, marketed and advertised in the form and with the labeling or marking designated by SUPPLIER and in accordance with the applicable regulations in the Territory and, in particular, shall not alter, remove, or deface any Trademark without the written approval of SUPPLIER.

4.3 Promotional Materials

4.3.1 Promotional Materials. DISTRIBUTOR may develop sales literature, product descriptions, sales aids and advertising and promotional materials (collectively “Promotional Materials”) from background information and materials provided by SUPPLIER, provided however, that all costs and expenses incurred by DISTRIBUTOR in the preparation and distribution of such sales literature and promotional materials shall be borne solely by DISTRIBUTOR.

4.3.2 Provision of Promotional Materials. To the extent that it is legally and contractually permitted to do so, SUPPLIER will share with DISTRIBUTOR Promotional Materials developed and used by SUPPLIER, its other distributors or licensees in respect of each Product as soon as practicable; and hereby grants to DISTRIBUTOR a royalty free, non-exclusive license during the Term to reproduce and/or adapt the Promotional Materials only for the purpose of promoting the Product in the Territory, provided that DISTRIBUTOR shall bear all costs of reproducing and/or adapting such Promotional Materials.

4.3.3 Copyright. DISTRIBUTOR shall retain the copyright in any Promotional Material developed by DISTRIBUTOR and any adaptation of the Promotional Materials provided by SUPPLIER (the “DISTRIBUTOR Promotional Materials”). DISTRIBUTOR agrees to provide to SUPPLIER on request samples of the DISTRIBUTOR Promotional Materials.

4.3.4 Compliance and Approval. DISTRIBUTOR shall submit DISTRIBUTOR Promotional Materials, which DISTRIBUTOR shall ensure comply with the Marketing Authorization, Applicable Laws and/or all other applicable rules and regulations in Territory, for review and approval by SUPPLIER on a timely basis to allow SUPPLIER to verify if such Promotional Materials are in line with global branding strategies and relevant Marketing Authorization. In the event that such Promotional Materials are not in line with global branding strategies and relevant Marketing Authorization, SUPPLIER will notify DISTRIBUTOR of any discrepancies and request DISTRIBUTOR to cure such discrepancies. Upon reasonable request by SUPPLIER, and provided SUPPLIER has no internal resources to read and understand [***] text, DISTRIBUTOR shall, at its own risk, cost and expense, translate Promotional Materials into the English language or certify in writing that any Promotional Material in a local language is a correct translation of the Promotional Material provided by SUPPLIER and that the translation was made by a certified translator. SUPPLIER shall provide comments or approval within [***] from receipt of a complete submission. If SUPPLIER does not give approval or comments within that [***] period, such Promotional Material shall be deemed approved.

5. AUTHORIZATIONS, PHARMACOVIGILANCE, COMPLAINTS, FIELD ACTIONS AND ESCALATIONS

5.1 Regulatory and Pricing Approval

5.1.1 No Marketing of Product without Marketing Authorization. DISTRIBUTOR shall import, transport, store, market, promote, offer for sale or sell and distribute the Product in accordance with the Marketing Authorization.

5.1.2 Marketing Authorization. SUPPLIER shall provide DISTRIBUTOR with SUPPLIER’s available information that is needed for the promotion and distribution of the Product. The SUPPLIER will be in charge of the regulatory submissions to obtain and maintain the Marketing Authorization for the Product in the Territory. Any changes and variations to the Summary of Product Characteristics of the Product and package leaflet and packaging components will only be implemented after approval of the competent Regulatory Authority. SUPPLIER will keep DISTRIBUTOR informed about Marketing Authorization or other label changes relevant for marketing and promotion.

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5.1.3 Pricing Approvals. DISTRIBUTOR shall be solely responsible for obtaining and maintaining Pricing Approval(s) for the sale of Product in the Territory, unless otherwise agreed by the Parties or legally required. For this purpose, SUPPLIER shall provide DISTRIBUTOR with data and documentation required for obtaining and maintaining Pricing Approval(s). This includes timely response to requests for the submission of pricing data by the local Governmental Authorities.

5.2 Manufacturing License and Batch Release

5.2.1 Manufacturing License. SUPPLIER shall be responsible, without any additional cost to DISTRIBUTOR, for securing and maintaining all necessary governmental approvals, licenses, authorisations and permissions, which may be required for SUPPLIER to manufacture or have manufactured the Product for distribution in the Territory.

5.2.2 Batch Release and Wholesale License. SUPPLIER shall be responsible for securing batch release relating to Product with an European Official Medicinal Control Laboratory and shall provide DISTRIBUTOR with relevant information forms and certificates as further specified in ANNEX E. DISTRIBUTOR shall be entitled to rely upon such information forms and certificates without the necessity of performing additional testing. DISTRIBUTOR is responsible to obtain and hold all necessary regulatory registrations regarding distribution in the Territory. Product will be supplied with all relevant documents showing that the Product is finally released for marketing in the Territory.

5.3 Pharmacovigilance and Clinical Trials

5.3.1 Pharmacovigilance. DISTRIBUTOR shall adopt and maintain a service responsible to handle pharmacovigilance in the Territory concerning Product as detailed in the Pharmacovigilance Agreement as attached hereto as ANNEX G. The obligations of DISTRIBUTOR to forward any Safety Report to SUPPLIER, as further specified in ANNEX G, shall survive expiry or termination of this Agreement and be effective until [***] to cover a transitional period.

5.3.2 Data Collection. DISTRIBUTOR shall not initiate, sponsor or support any structured data collection schemes involving Product, including but not limited to:

(i) interventional clinical trials; and/or

(ii) non-interventional clinical studies, compassionate use/named subject use programs, or any other subject support programs.

5.4 Recalls, Technical Complaints etc.

5.4.1 DISTRIBUTOR and SUPPLIER shall accept and follow the responsibilities and processes for recalls, complaints and other quality related issues as described in the Quality Agreement attached hereto as ANNEX E.

5.5 Medical Information Services

5.5.1 DISTRIBUTOR shall provide medical information services for the Product in the Territory through qualified personnel in accordance with this Agreement and as further detailed in this Section 5.5. Medical queries from the Territory received by SUPPLIER shall be directed to DISTRIBUTOR’s Address for Medical Information Purposes as further detailed in ANNEX I.

5.5.2 Product queries. DISTRIBUTOR shall perform the medical information services for the Product by using up-to-date and SUPPLIER approved resources: Summary of Product Characteristics or local equivalent and the English Product Questions & Answers (Q&A) document(s).

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DISTRIBUTOR shall forward all Product medical queries outside the scope of the Summary of Product Characteristics (or local equivalent) and the English Product Q&A document(s) it receives in an anonymous form to SUPPLIER’s Address for Medical Information Purposes (ANNEX I) as soon as practicable after receipt but no longer than [***]. The answer will be compiled by SUPPLIER’s respective department and will be sent as soon as practicable, but no longer than [***], to DISTRIBUTOR, who shall be responsible for ensuring that answers are compliant with local laws and regulations e.g. by adding specific required information and for contacting and liaising with its customer.

5.5.3 Information flow between DISTRIBUTOR and SUPPLIER. SUPPLIER will provide DISTRIBUTOR with the updated English version of the Product Q&A document(s) on at least a [***] basis. The English Product Q&A document(s) can be translated by DISTRIBUTOR to the local language(s) of the Territory at its own risk and expense. Every [***] the DISTRIBUTOR shall provide—in an anonymous form and in the [***] language—SUPPLIER with all Product medical queries (without DISTRIBUTOR’s reply to such queries) it has received. Such information shall be directed to the SUPPLIER’s Address for Medical Information Purposes (ANNEX I). Any newly identified safety issue relating to the Product shall be communicated promptly to the other Party for review, discussion and a decision to be made on the appropriate course of action(s) to be taken, if any.

5.5.4 Training. If requested by either Party, SUPPLIER’s respective department shall provide DISTRIBUTOR’s qualified personnel with an annual medical information training, whose form shall be at the discretion of the SUPPLIER (e.g. training manual, web-based or face to face training) and it is DISTRIBUTOR’s responsibility to assure that its qualified personnel attends such training. Unle4s, otherwise agreed, such training shall be conducted in the Territory.

5.5.5 Continuing Obligation. After expiry or termination of this Agreement plus [***] to cover a transitional period, DISTRIBUTOR shall continue to forward any Product related medical query it received to SUPPLIER’s Global Medical Information department per fax as indicated by such department, as soon as practicable but no later than within [***] of receipt.

5.5.6 Archiving. During the term of this Agreement, DISTRIBUTOR will document and archive all Product related medical queries it received together with DISTRIBUTOR’s reply to such queries, and if required by a Governmental Authority, provide them to SUPPLIER and/or Governmental Authority.

5.6 Exchange and Update of Essential Information

5.6.1 SUPPLIER shall keep DISTRIBUTOR informed about any changes regarding or having any effect on (i) the procedure according to which a Product is manufactured, (ii) the composition and/or pharmaceutical characteristics of a Product and/or (iii) the content and/or the wording of the Summary of Product Characteristics (SPC) package leaflet and packaging components for a Product. All changes will only be implemented after having received approval by the competent Regulatory Authority.

5.6.2 Whenever a change as described in Section 5.6.1 occurs or becomes foreseeable, SUPPLIER will inform DISTRIBUTOR about all necessary details without undue delay. The Parties will then initiate and carry out a change control procedure that is compliant with all applicable standards of Good Manufacturing Practice (GMP).

5.6.3 Each change control procedure according to Section 5.6.2 shall be documented by the Parties. The documentation shall be signed by the Parties and added to each Party’s exemplar of the present Agreement.

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6. FORECASTS AND ORDERS

6.1 Minimum Purchase Quantities and Sales Target

6.1.1 Minimum Purchase Quantities. In any full calendar year following the Start Date, where DISTRIBUTOR retains exclusive rights, and where applicable Pricing Approval of a Product in the Territory, DISTRIBUTOR shall purchase the minimum annual purchase quantities set forth in ANNEX D.

6.1.2 Failure to fulfill Minimum Purchase Quantities. If, at the end of any full calendar year, DISTRIBUTOR has failed to purchase the minimum annual purchase quantity of Product, DISTRIBUTOR shall pay to SUPPLIER an amount equivalent to [***] of the Transfer Price, reference to ANNEX C, then in effect per Product dose not purchased by the DISTRIBUTOR for such calendar year equal to such shortfall. Should DISTRIBUTOR fail to purchase the minimum annual purchase quantity of Product for [***], SUPPLIER may, at its option and upon [***] prior written notice (1) appoint additional distributor(s) for the Territory and DISTRIBUTOR’S rights hereunder will automatically be converted to non-exclusive, or (2) terminate this Agreement in accordance with Section 16.3 below. For the avoidance of doubt: despite the Start Date April 1st, 2016, the minimum annual purchase quantity refers to the full calendar year 2016 as the GSK Group company GlaxoSmithKline Vaccines Vertriebs GmbH (formerly known as Novartis Vaccines Vertriebs GmbH) has already been distributing the Product under a previous and now terminated distribution agreement.

6.1.3 Sales Target. In any full calendar year following the Start Date, and where applicable Pricing Approval of a Product in the Territory, DISTRIBUTOR shall use reasonable commercial efforts to reach the sales targets set forth in ANNEX D. For the avoidance of doubt: despite the Start Date April 1st, 2016, the sales target refers to the full calendar year 2016 as one of the GSK Group companies, GlaxoSmithKline Vaccines Vertriebs GmbH, (formerly known as Novartis Vaccines Vertriebs GmbH) has already been distributing the Product under a previous and now terminated distribution agreement.

6.2 Forecasts and Orders

6.2.1 Forecasts. DISTRIBUTOR shall provide, or ensure that its nominated Affiliates provide SUPPLIER with its best estimate of anticipated orders of Product on a rolling, [***] basis in accordance with ANNEX C hereto. DISTRIBUTOR shall be entitled to increase or decrease the quantities of Product required, and to amend any forecast accordingly, to the extent necessary to take into account (i) any shortfall in supply of, or (ii) any defect, in the Product, or any of them, whether or not such shortfall or defect is due to the default of SUPPLIER. For the avoidance of doubt, a forecast, shall have no bearing on the minimum purchase quantities referred to in Section 6.1 above.

6.2.2 Firm Purchase Orders. DISTRIBUTOR shall place orders with the lead-time defined in ANNEX C and in line with DISTRIBUTOR’s forecast requirements for the Territory (“Firm Orders”). All Firm Orders will be delivered to SUPPLIER via DISTRIBUTOR’s electronic global trading platform (or such similar system as DISTRIBUTOR may deploy from time to time provided SUPPLIER has the necessary resources and ability to receive such electronical orders). SUPPLIER shall use reasonable commercial efforts to work with DISTRIBUTOR, or DISTRIBUTOR’s nominated Representative, to ensure that SUPPLIER is able to accept purchase orders via such global trading platform. Cost for implementation necessary for adapting SUPPLIER’s systems to DISTRIBUTOR’s will be split equally between the Parties. Each order shall contain a valid purchase order number, shall separately specify the labeling requirements in the Territory to allow SUPPLIER to label those products before shipment, and shall be duly signed by DISTRIBUTOR or its nominated Representative. The terms and conditions of this Agreement shall apply to all orders placed by DISTRIBUTOR or its nominated Representative and shall override and supersede any different or additional terms on orders from, or any general conditions maintained by DISTRIBUTOR or its nominated Representative. All orders are subject to written acceptance by SUPPLIER and will not be binding on SUPPLIER until the order has been accepted in writing as set out in Section 6.5.

6.3 Minimum Orders. Any single order placed by DISTRIBUTOR shall amount to not less than [***] doses of Product. Moreover, for any calendar year, DISTRIBUTOR shall not place more than [***] purchase orders. In the event that DISTRIBUTOR does place more than [***] orders, SUPPLIER will use its reasonable commercial efforts to comply with such additional orders.

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6.4 Problem Notification. SUPPLIER shall, as soon as practicable after receipt of each quarterly rolling forecast, notify DISTRIBUTOR of any prospective problems it then knows it will have with respect to meeting DISTRIBUTOR’s forecasted order quantities or estimated shipment dates. SUPPLIER will use its reasonable commercial efforts to deliver to DISTRIBUTOR the Product in the quantities and at the dates specified on the purchase orders submitted by DISTRIBUTOR and as accepted in writing by SUPPLIER. If a purchase order cannot be (fully) shipped, SUPPLIER will notify DISTRIBUTOR after receipt of the purchase order, and the Parties will jointly determine an appropriate new shipment schedule.

6.5 Order confirmation and Rescheduling

6.5.1 Acceptance of Orders. No Firm Order shall be binding upon SUPPLIER until accepted by SUPPLIER in writing and SUPPLIER reserves the right to accept or reject any such order, offer or request for Product; rejection of Firm Orders may only be declared by SUPPLIER for comprehensible reasons which have to be substantiated in writing to DISTRIBUTOR. SUPPLIER shall review DISTRIBUTOR’s submitted Firm Orders and respond with a written order acceptance confirming the quantity, delivery date, price and payment terms, or a written order rejection indicating the reason for rejection.

6.5.2 Rescheduling. SUPPLIER will use its reasonable best commercial efforts to honor any request of DISTRIBUTOR to reschedule shipment of any order accepted by SUPPLIER.

7. SHIPMENT AND DELIVERY

7.1 Shipment. The Product shall be shipped FCA and title and risk shall pass upon delivery.

7.2 Packaging for Shipment. The Product shall be delivered to DISTRIBUTOR or its nominated third parti(es) in suitable packaging, so as to permit safe storage and transport.

7.3 Shelf-Life. The Product shall have not less than [***] of the total shelf-life at the requested delivery date indicated on any accepted Purchase Order, unless otherwise agreed upon, in writing, between the Parties.

7.4 Quantities. DISTRIBUTOR agrees and accepts that due to the particularity of the Product, the quantity of Product supplied to DISTRIBUTOR may differ by plus/minus [***] from the ordered and confirmed quantity and that the actual delivered quantity of Product will be invoiced.

7.5 Delivery Delay and Failure. SUPPLIER will use reasonable commercial efforts to supply and deliver ordered and confirmed quantity of Product, however, due to the particularities of the manufacturing processes used, and provided SUPPLIER has used reasonable commercial efforts, SUPPLIER shall not be liable for any failure, shortfall or delay in delivery of such ordered and confirmed Product. In case of failure, shortfall or delay, the Parties will jointly determine an appropriate new shipment schedule for such ordered and confirmed Product. For the avoidance of doubt, in the event of delay, shortfall or failure to supply the minimum purchase quantities requirements referred to in Section 6.1 above, shall be adjusted on a pro rata basis.

8. PRODUCT WARRANTY

8.1 Product Supply Warranties. SUPPLIER represents and warrants, each time SUPPLIER supplies Product to DISTRIBUTOR under this Agreement, that each Product supplied hereunder shall:

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(1) conform in all material aspects to the Product specifications consistent with the data contained in the Marketing Authorizations;

(2) be manufactured in accordance with current Good Manufacturing Practice (“GMP”), as amended from time to time, and

(3) not be adulterated or misbranded.

8.2 Audit/Inspection Right. SUPPLIER or its authorized representatives are entitled to audit/inspect the DISTRIBUTOR regarding handling of Product and activities according to this Agreement as provided for in ANNEX E. Such audits/inspections are aimed to ensure compliance with this Agreement and all Applicable Laws and regulations, including but not limited to GMP and shall be carried out during normal business hours and upon reasonable prior written notice.

8.3 Inspection. DISTRIBUTOR shall inspect or shall ensure that its nominated third party(ies) inspect each shipment of Product visually promptly upon receipt. If the Product supplied fails to meet the Product specifications and standards set forth or referenced herein or otherwise fail to comply with the terms and conditions of this Agreement, DISTRIBUTOR shall within [***] from receipt of the Product notify SUPPLIER (to the attention of its Quality Assurance Department) of such non-compliance, including a description thereof in accordance with the provisions set forth in ANNEX E. Failures to give such notice within the aforesaid time period shall constitute acceptance of the Product by DISTRIBUTOR as to defects reasonably discoverable upon visual inspection. Warranty claims for hidden defects, shall be made promptly after discovery of the hidden defect, but may only be made [***]. Any Product found to be non-compliant in line with this Section 8.3, shall be put into quarantine and kept there until SUPPLIER has decided upon its further disposition. After such disposition it shall be dealt with as decided by SUPPLIER.

8.4 Non-Conforming Product. Where DISTRIBUTOR alleges that any delivered Product is non-conforming, DISTRIBUTOR shall or shall ensure that its nominated third parti(es), on request, provide SUPPLIER or SUPPLIER’s designee with a sample of such allegedly non-conforming Product, within [***] after the detection of such defects. SUPPLIER or such designee will examine such allegedly non-conforming Product as soon as reasonably practicable.

8.5 Remedy. If SUPPLIER agrees that the Product is non-conforming or if such non-conformance has been established by an independent laboratory in accordance with Section 8.7 below, SUPPLIER shall use its reasonable commercial efforts to dispatch to DISTRIBUTOR or its nominated third parti(es) replacement Product as soon as is reasonably practicable. All shipment costs in respect of replacement Product shall be borne by SUPPLIER.

8.6 Return of defective Product. DISTRIBUTOR agrees, if so requested by SUPPLIER, to return to SUPPLIER at SUPPLIER’s expense, such Product that does not meet the Product specifications therefor, or otherwise dispose such Product, at SUPPLIER’s expense and in compliance with all applicable rules and regulations, as SUPPLIER may direct. If SUPPLIER does not so direct, within [***] following DISTRIBUTOR’s notification of non-conformity, DISTRIBUTOR may dispose of such Product at SUPPLIER’s expense as DISTRIBUTOR may deem reasonably appropriate and shall certify to SUPPLIER in writing that such Product has been destroyed.

8.7 Independent Testing. If the Parties disagree as to whether any delivered Product meets the applicable Product specifications, or SUPPLIER alleges that the defects are not attributable to the manufacture of the Product, the Parties will submit representative samples of the shipment to a mutually acceptable independent testing laboratory and the results of said laboratory shall be binding on the Parties. The costs associated with submission will be paid by the Party, whose position is not substantiated by the independent laboratory.

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9. PRICES AND PAYMENTS

9.1 Transfer Prices. SUPPLIER shall sell Product to DISTRIBUTOR at the Transfer Prices and in accordance with the terms set forth in ANNEX C hereto. Payment terms are [***] from date of invoice and any and all payments shall be made to an account designated by SUPPLIER. SUPPLIER shall send invoices to the designated Affiliate as per DISTRIBUTOR’s instructions and DISTIBUTOR shall ensure that its designated Affiliate pay the invoice in accordance with this Agreement. Upon request by SUPPLIER or SUPPLIER’s representative, DISTRIBUTOR shall represent to SUPPLIER or to third parties named by SUPPLIER that all payments will be made to such designated account. Upon shipment of Product ordered, SUPPLIER shall invoice prices in Euro (EUR). Any stamp duty, document tax, filing fee, or other similar amount due under the laws and regulations of the Territory in connection with the execution or entry into force of this Agreement shall be borne by DISTRIBUTOR. Further, should this Agreement be required to be registered with any Governmental Authority in the Territory, DISTRIBUTOR shall cause such registration to be made and shall bear any expense or tax payable in respect thereof.

9.2 Pricing Modifications. The payment terms as specified in ANNEX C can be reviewed annually and adjusted if the Parties so agree in writing. In case of modifications, ANNEX C shall be amended accordingly. Either Party may initiate pricing discussions [***] based on substantial increase of labor or material cost or significant changes in the relevant Product markets in the Territory, as described in ANNEX C. In such a case, the Parties shall negotiate in good faith upon a mutual acceptable pricing modification. Such changes shall take effect immediately after the Parties have mutually agreed in writing upon the modifications. If the Parties fail to reach agreement within a reasonable time, such time being within [***] following year end the following calendar year, the Transfer Price then in effect may be increased by an amount equal to [***].

9.3 Pricing of Orders in Progress. Firm purchase orders placed with SUPPLIER before written agreement for a pricing modification is reached shall be carried out at previous pricing conditions and payment terms.

9.4 Late Payment. If any payment under this Agreement is not made by the date on which the same becomes due and payable, DISTRIBUTOR shall automatically, without any further notification being given by SUPPLIER, owe SUPPLIER interest calculated at a rate of [***] on the invoiced amount [***].

9.5 Non-Creditable Payments. All payments to be made by DISTRIBUTOR hereunder are non-creditable and refundable under any circumstances, including but not limited to the termination of this Agreement for whatever reason, except as otherwise provided in this Agreement.

9.6 Selling Prices. Supplier acknowledges that DISTRIBUTOR has the sole right to establish selling prices for Product in the Territory, and nothing in this Agreement will be construed as giving SUPPLIER any right or authority to determine or influence such selling prices.

10. SALES RECORDS AND REPORTING OBLIGATIONS

10.1 Sales Records. DISTRIBUTOR shall, or ensure that its Affiliates maintain and retain all records relating to Product sales, contracts, invoices, customers, accounts, complaints and other transactions concerning Product for the period required by Applicable Laws, but in no case less than [***] from the date on which such records arose.

10.2 Reports. To the extent permitted by EU competition law, DISTRIBUTOR shall keep SUPPLIER informed of significant market developments in the Territory especially in the field of the vaccination policy. DISTRIBUTOR shall provide SUPPLIER with [***] reports on sales figures of the Product in the Territory as well as [***] reports including, to the extent applicable, updates of DISTRIBUTOR’S activities to develop and market the Product in the Territory, and any competitive product intelligence, including market share information that DISTRIBUTOR may have received. The report on the [***] shall cover in addition the full calendar year and serve as an annual report. Each such report shall comply with the format provided by SUPPLIER in ANNEX J and shall be due on the [***] of the following [***]. Each such [***] report shall additionally include for the Product (1) the amount of inventory of Product held at the end of each [***], and (2) the [***] volume sold both on doses and in net value in the Territory. DISTRIBUTOR

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shall cause its Dealers, if any, to prepare and submit to DISTRIBUTOR, on a timely basis, similar reports and shall include information from such reports in the reports provided by DISTRIBUTOR hereunder. In case of major volume shortfalls, DISTRIBUTOR will immediately inform SUPPLIER about the reasons of such deviation and propose corrective actions. Commencing on [***], and every [***] thereafter, the Parties shall meet and discuss DISTRIBUTOR’s marketing efforts performed during the preceding [***] period including DISTRIBUTOR’s planned marketing activities in the Territory.

10.3 Tenders. DISTRIBUTOR shall duly inform SUPPLIER about any and all tenders concerning the Product issued by any Governmental Authority or any relevant public institution in the Territory, where DISTRIBUTOR intends to participate and quote, and upon DISTRIBUTOR’s reasonable request, SUPPLIER shall supply DISTRIBUTOR with all information and documents required by DISTRIBUTOR to submit a valid offer. DISTRIBUTOR shall consult and provide SUPPLIER with all relevant information with respect to the tender offer prior to submission of such tender offer in order to receive SUPPLIER’s written approval by SUPPLIER to the extent permitted under EU competition law.

11. INTELLECTUAL PROPERTY RIGHTS

11.1 Intellectual Property Rights

11.1.1 Acknowledgment. DISTRIBUTOR acknowledges that, prior to entering into this Agreement, it has no right, title or interest in and to any and all Intellectual Property Rights pertaining to the Product. DISTRIBUTOR shall not at any time during or after the Term of this Agreement take any act or step impairing the Intellectual Property Rights or do anything that may otherwise adversely affect the Intellectual Property Rights, provided that any legal proceedings or oppositions shall not be deemed to be such an act or step.

11.1.2 Preservation of Trademarks. DISTRIBUTOR agrees to take any action, at SUPPLIER’s expense, which SUPPLIER reasonably deems necessary to establish and preserve SUPPLIER’s exclusive rights in and to the relevant Trademarks, including but not limited to cooperating in the registration of the Trademarks on the trademark registry or other appropriate registration procedure within the Territory. DISTRIBUTOR shall not adopt, use, or register any acronym, trademark, trade names, service mark or other marketing name that is confusingly similar to the SUPPLIER’s Trademarks or the SUPPLIER name.

11.1.3 Benefit. DISTRIBUTOR agrees that all its use of SUPPLIER’s Trademarks shall be for the sole and exclusive benefit of SUPPLIER and the goodwill and reputation accrued in connection with DISTRIBUTOR’s use of those Trademarks shall accrue to SUPPLIER.

11.2 Third Party Claims

11.2.1 SUPPLIER Third Party Claims. DISTRIBUTOR shall promptly notify SUPPLIER of any claims or objections that claims that SUPPLIER’s use of the Intellectual Property Rights in connection with the distribution, sale, marketing, promotion, and importation of the Product infringe the copyrights, patents, design rights, trademarks or other proprietary rights of another Person, provided DISTRIBUTOR’s use of the Intellectual Property Rights is in accordance with the terms and conditions of this Agreement (“SUPPLIER Third Party Claim”). If DISTRIBUTOR is served with a legal action or otherwise forced to respond in a legal proceeding due to a SUPPLIER Third Party Claim, SUPPLIER shall conduct the defense of such SUPPLIER Third Party Claim at its own cost. SUPPLIER shall have the sole control over the defense and settlement of any SUPPLIER Third Party Claims. For that purpose, DISTRIBUTOR shall (1) without delay, tender the defense of such SUPPLIER Third Party Claim to SUPPLIER; and (2) render SUPPLIER all reasonable assistance, at SUPPLIER’s expense, in connection with the defense of any such SUPPLIER Third Party Claim or objection, whether in the courts, before administrative agencies, or otherwise. DISTRIBUTOR shall not, except as required by law, knowingly make any admission to jeopardize, compromise or otherwise limit the validity of Intellectual Property Rights.

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11.2.2 DISTRIBUTOR Third Party Claims. SUPPLIER shall promptly notify DISTRIBUTOR of any claims or objections of which it receives in written notice, that its use of the DISTRIBUTOR Promotional Materials in connection with the distribution, sale, marketing, promotion, and importation of the Product may or will infringe the copyrights, patents, trademarks, design rights or other proprietary rights of another Person, provided SUPPLIER’s use of the Intellectual Property Rights is in accordance with the terms and conditions of this Agreement (“DISTRIBUTOR Third Party Claim”). If SUPPLIER is served with a legal action or otherwise forced to respond in a legal proceeding due to a DISTRIBUTOR Third Party Claim, DISTRIBUTOR shall have the initial right, but not the obligation, to conduct the defense of such DISTRIBUTOR Third Party Claim at its own cost. DISTRIBUTOR shall have the sole control over the defense and settlement of any DISTRIBUTOR Third Party Claims. For that purpose, SUPPLIER shall (1) without delay, tender the defense of such DISTRIBUTOR Third Party Claim to DISTRIBUTOR; and (2) render DISTRIBUTOR all reasonable assistance, at DISTRIBUTOR’s expense, in connection with the defense of any such DISTRIBUTOR Third Party Claim or objection, whether in the courts, before administrative agencies, or otherwise. SUPPLIER shall not, except as required by law, knowingly make any admission to jeopardize, compromise or otherwise limit the validity of intellectual property rights related to the DISTRIBUTOR Promotional Materials. If DISTRIBUTOR declines to defend a DISTRIBUTOR Third Party Claim, SUPPLIER may do so at its own expense.

11.3 Infringement of Intellectual Property Rights

11.3.1 Notification. DISTRIBUTOR shall promptly notify SUPPLIER of any infringement or suspected infringement of Intellectual Property Rights in the Territory, of which infringement DISTRIBUTOR becomes aware, and provide SUPPLIER with any available evidence of such infringement or suspected infringement.

11.3.2 Enforcement. SUPPLIER may at its own discretion, institute enforcement proceedings (“Enforcement Proceedings”) in respect of an infringement or unauthorized use of Intellectual Property Rights in the Territory.

11.3.3 Assistance. DISTRIBUTOR agrees to provide all reasonable co-operation and assistance to SUPPLIER in relation to any such Enforcement Proceedings (and agrees to be named as a party if legally required). Any reasonable fees and costs related to DISTRIBUTOR’s assistance, which were borne by DISTRIBUTOR, shall be reimbursed by SUPPLIER. SUPPLIER shall be entitled to any recovery in damages.

12. NON-DISCLOSURE AND NON-USE OBLIGATIONS

12.1 Non-disclosure of Agreement

12.1.1 Non-disclosure of Agreement. Neither Party shall disclose any information about this Agreement without the prior written consent of the other.

12.1.2 Exceptions. Consent shall not be required, however, for (1) disclosures to tax authorities or to bona fide potential Dealers, to the extent required or contemplated by this Agreement, provided, that in connection with such disclosure, each Party agrees to use its reasonable commercial efforts to secure confidential treatment of such information; (2) disclosures of information for which written consent has previously been obtained, or (3) information which had previously been publicly disclosed. Each Party shall have the further right to disclose the terms of this Agreement as required by Applicable Law, including the rules and regulations promulgated by the Securities and Exchange Commission and/or the regulatory bodies/authorities governing securities issues in foreign jurisdictions and to disclose such information to stockholders or potential investors as is customary for publicly-held companies (as the case may be at the time of disclosure), provided the disclosing Party provides to the other Party, to the extent practicable, a copy of the information to be disclosed and an opportunity to comment thereon prior to such disclosure, and, to the extent practicable, consults within a reasonable time in advance of the proposed disclosure with the other on the necessity for the disclosure and the text of the proposed release.

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12.2 Non-disclosure and non-use of Confidential Information

12.2.1 Non-disclosure and non-use of Confidential Information. SUPPLIER and DISTRIBUTOR hereby agree to hold in strictest confidence and not to disclose to any third party or itself use (except to enable each Party to perform its obligations in connection with this Agreement) any Confidential Information of the other Party without the prior written consent of the other Party. This confidentiality obligation shall remain in effect for Confidential Information with the exception of trade secrets, which confidentiality obligation shall survive Termination, for a period of (i) [***] after termination of the Marketing and Distribution Agreement between SUPPLIER’s Affiliate and DISTRIBUTOR’s Affiliate dated [***] or (ii) [***] from the earlier or normal termination or expiration of this Agreement, whichever is later.

12.2.2 Exceptions. The confidentiality obligations under this Agreement shall not apply to the extent that (1) the Party who has received the Confidential Information (“Recipient”) is required to disclose Confidential Information by order or regulation of a governmental agency or court of competent jurisdiction subject to the provisions below, or (2) the Recipient can demonstrate that (i) the disclosed Confidential Information was at the time of such disclosure to Recipient already in the public domain, or falls into the public domain, other than as a result of actions of Recipient, its Dealers, its Affiliates, agents, direct employees, consultants or representatives, in violation hereof; (ii) the disclosed Confidential Information was known by Recipient (as shown by its written records) prior to the date of disclosure to Recipient from sources legally entitled to disclose the same or is independently developed without regard to the Confidential Information (as shown by its written records); or (iii) the disclosed Confidential Information was received by Recipient (as shown by its written records) on an unrestricted basis from a source unrelated to any Party to this Agreement and not under a duty of confidentiality to the other Party.

12.2.3 Confidentiality Agreements. Both Parties shall ensure that each of their directors, officers and employees and the directors, officers and employees of its Affiliates respectively, Dealers and SUPPLIER’s assignees, who will receive Confidential Information, shall at all material times be bound by appropriate undertakings as to the confidentiality of such information. DISTRIBUTOR and SUPPLIER, respectively, shall at their own expense undertake the enforcement of any such obligations of confidentiality in the event of any breach thereof.

12.2.4 Ownership of other Party’s Materials. All files, lists, records, documents, drawings, specifications and records provided by a Party, whether in written or electronic form, which incorporate or refer to all or a portion of a Party’s Confidential Information, shall remain the sole property of that Party. Such materials shall be promptly destroyed or returned (1) upon that Party’s reasonable request, or (2) in accordance with Section 17.3 of this Agreement upon termination of this Agreement, whichever is earlier. The decision whether such material shall be destroyed or returned is taken by the Party owning the Confidential Information.

13. REPRESENTATIONS AND WARRANTIES

13.1 SUPPLIER Representations and Warranties. SUPPLIER represents, and warrants, as of the Start Date, the following:

(1) SUPPLIER is not in any material breach of any agreement with third parties relating to the Product or the Intellectual Property Rights which would or might prejudice the rights of DISTRIBUTOR in the Territory (the “Third Party Agreements”);

(2) to SUPPLIER’s knowledge, there are no actions, suits or claims pending against SUPPLIER with respect to the Product or the Intellectual Property Rights in the Territory;

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(3) to SUPPLIER’s knowledge, the sale and use of the Product in accordance with and as further outlined in this Agreement, in the Territory, does not infringe the proprietary rights of any third party in the Territory; and

(4) to SUPPLIER’s knowledge, it has disclosed appropriately and has not misrepresented to DISTRIBUTOR, any material matters relating to the Intellectual Property Rights, marketing, adverse events, supply, clinical and regulatory information pertaining to the Product in the Territory.

13.2 DISTRIBUTOR’S Representations and Warranties. DISTRIBUTOR represents, and warrants, as of the Start Date, the following:

(1) DISTRIBUTOR has disclosed appropriately and has not misrepresented, to SUPPLIER any material matters relating to DISTRIBUTOR’s promotion, marketing and distribution capabilities in the Territory, and

(2) DISTRIBUTOR and/or its Dealers holds a wholesale license or adequate license issued by the respective authority in each country of the Territory granting DISTRIBUTOR permission to import, market and sell medical products and vaccines, as further specified in 2.4.

13.3 DISCLAIMERS. To the full extent permitted by law, apart from the warranties stated in this Agreement and indemnities below, SUPPLIER makes no additional representations or warranties and hereby disclaims all warranties, representations, and liabilities, whether express or implied, arising from contract or tort (except fraud), imposed by statute or otherwise, relating to the products and/or any patents or technology used or included in the products, including any warranties as to merchantability, fitness for purpose, correspondence with description, or non-infringement.

14. INDEMNITIES AND LIMITATIONS OF LIABILITY

14.1 SUPPLIER’s Indemnity

14.1.1 SUPPLIER’s Indemnity. SUPPLIER shall defend, indemnify and hold DISTRIBUTOR and its shareholders, managers, officers, directors, agents and employees (the “DISTRIBUTOR Indemnitees”) harmless against any and all third party losses, damages, claims, liabilities, costs and expenses including reasonable attorney’s fees (“Claim”) resulting from the following:

(1) the personal injury to or death of any person or any property damage caused by the defective design and/or manufacture of the Product or inadequate warnings or instructions, or the failure of any Product to meet their Product specification; any act or omission of SUPPLIER or any of its shareholders, managers, officers, directors, agents or employees contrary to Applicable Law and so declared by a court of competent jurisdiction or as agreed by the Parties.

(2) SUPPLIER’s transportation, storage, use and handling of the Product in compliance with this Agreement; or

(3) a negligent act or omission of SUPPLIER contrary to the law and is so declared by a court of competent jurisdiction or as agreed by the Parties any material breach by SUPPLIER of any of SUPPLIER’s representations and warranties set forth in this Agreement or a negligent or willful breach of any term of this Agreement, so declared by a court of competent jurisdiction or as agreed by the Parties.

14.1.2 Limitation of SUPPLIER’s Indemnity. SUPPLIER will not be liable for any indirect or consequential damages, including any loss of profits or opportunity, caused by any of its auxiliary persons or caused by the slight negligence of its employees, directors and officers. Further, SUPPLIER’s indemnification under Section 14.1 shall not apply to any Claim to the extent that it is directly and/or indirectly related to the negligent activities, reckless misconduct or intentional misconduct attributable to DISTRIBUTOR.

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14.2 DISTRIBUTOR’s Indemnity

14.2.1 DISTRIBUTOR’s Indemnity. DISTRIBUTOR shall indemnify and hold SUPPLIER and its shareholders, managers, officers, directors, agents and employees (the “SUPPLIER Indemnitees”) harmless against any and all losses, damages, claims, liabilities, costs and expenses including reasonable attorneys’ fees (“SUPPLIER’S Claim”) resulting from the following:

(1) DISTRIBUTOR’s importation, transportation, storage, use, promotion, marketing, sales, distribution and handling of the Product; any act or omission of DISTRIBUTOR or any of its shareholders, managers, officers, directors, Dealers, agents or employees contrary to Applicable Law and so declared by a court of competent jurisdiction or as agreed by the Parties,

(2) any breach by DISTRIBUTOR of any of DISTRIBUTOR’s representations and warranties set forth in this Agreement or of negligent or willful breach of any term of this Agreement, so declared by a court of competent jurisdiction or as agreed by the Parties,

(3) any act or omission by DISTRIBUTOR and/or any Dealer which would constitute a violation of ANNEX H (Anti-Corruption Laws), or

(4) any breach due to negligent or willful misconduct of any term of a subdistribution agreement of any Dealer.

14.2.2 Limitation of Liability. DISTRIBUTOR shall not be liable for any indirect or consequential damages, including any loss of profits, caused by any of its auxiliary persons or caused by the slight negligence of its directors and officers. Further, DISTRIBUTOR’s indemnification under Section 14.2 shall not apply to any SUPPLIER Claim to the extent that it is directly related to the negligent activities, reckless misconduct or intentional misconduct attributable to SUPPLIER.

14.3 Indirect damages. In no event shall any Party be liable to the other for indirect, special or consequential damages or losses suffered, including but not limited to loss of use, loss of profits and/or punitive damages, provided, that this exclusion of liability does not apply in cases of gross negligence or intentional misconduct.

14.4 Indemnification procedure

14.4.1 Notification. Each Party shall promptly notify the other in writing of any claim, action or suit potentially giving rise to an indemnification obligation hereunder.

14.4.2 Indemnification Procedure. The indemnifying Party shall have the sole and absolute control of, and discretion in, the handling of the defense and/or settlement of any such claim, action or suit, including, without limitation, the selection of defense counsel, and the other Party shall fully cooperate with the indemnifying Party in the defense and settlement of all such claims, actions or suits, provided, however, that the other Party may take any appropriate action necessary to preserve or avoid prejudice to its interests, or the interests of the indemnifying Party, in the event that:

(1) notice to the indemnifying Party cannot be given in sufficient time for the indemnifying Party to take action, or

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(2) the indemnifying Party, after prompt notice and inquiry from the other Party, fails to acknowledge its obligation to indemnify the other Party under this clause.

15. GOOD ETHICAL BUSINESS PRACTICES, ANTI-CORRUPTION LAWS AND HUMAN RIGHTS

15.1 Good Ethical Business Practice. DISTRIBUTOR shall in connection with its activities under this Agreement or otherwise relating to Product:

(i) conduct business in a manner that reflects favorably on Product;

(ii) not disparage the name, good will, or reputation of SUPPLIER;

(iii) not engage in deceptive, misleading, or unethical practices;

(iv) not make any false or misleading representations or other statements with regard to SUPPLIER or Product;

(v) represent only such facts about Product as are in accordance with the Market Authorization, the Summary of Product Characteristics or otherwise expressly approved by SUPPLIER in writing, and

(vi) in no event make any representations, warranties, guarantees or other statements in SUPPLIER’s name or on SUPPIER’s behalf, except as approved in advance in writing by SUPPLIER.

15.2 Conflict of Interest. In order to avoid a conflict of interest between SUPPLIER and DISTRIBUTOR or an adverse effect on SUPPLIER, DISTRIBUTOR represents and warrants that, prior to the execution of this Agreement, it has disclosed to SUPPLIER all information with respect to DISTRIBUTOR’s prior business and other activities that may reasonably support a belief that DISTRIBUTOR’s appointment under this Agreement may result in a conflict of interest or may adversely affect the sale of Product. DISTRIBUTOR will disclose to SUPPLIER any future circumstances that could create possible conflicts of interest or adversely affect the sale of Product as soon as DISTRIBUTOR knows or becomes aware of them. Without limiting the generality of the foregoing, DISTRIBUTOR will inform SUPPLIER of any business relationship, circumstance or situation that could prejudice in any way the conduct of SUPPLIER’s marketing activities according to the highest ethical standards or place DISTRIBUTOR or SUPPLIER in a disreputable situation.

15.3 Anti-corruption Laws. DISTRIBUTOR understands and shall comply with the U.S. Foreign Corrupt Practices Act, any applicable local anti-corruption laws and in accordance with ANNEX H attached to this Agreement.

15.4 Non-Compliance. DISTRIBUTOR’s failure to abide by the provisions of Section 15.1, 15.2 and/or 15.3 shall be deemed a material breach of this Agreement, allowing SUPPLIER to immediately terminate this Agreement at its sole discretion without any notice to DISTRIBUTOR. DISTRIBUTOR shall indemnify and hold SUPPLIER and any of its Affiliates harmless from and against any and all liabilities that may arise by reason of its acts or the acts of third parties acting on its behalf, which would constitute a violation of Section 15.1, 15.2 and/or Section 15.3.

15.5 Human Rights. SUPPLIER represents that, with respect rift employment and manufacturing the Product under this Agreement, SUPPOR wile

(a) not use child labor in circumstances that could cause physical or emotional impairment to the child;

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(b) not use forced labor (prison, indentured, bonded or otherwise);

(c) provide a safe and healthy workplace; safe housing (if housing is provided by SUPPLIER to its employees); and access to clean water, food, and emergency healthcare in the event of accidents in the workplace;

(d) not discriminate against employees on any grounds (including race, religion, disability or gender);

(e) not use corporal punishment or cruel or abusive disciplinary practices;

(f) pay at least the minimum wage, where applicable, and provide any legally mandated benefits;

(g) comply with laws on working hours and employment rights;

(h) respect employees’ right to join and form independent trade unions;

(i) encourage subcontractors under this Agreement to comply with these standards;

(j) maintain a complaints process to address any breach of these standards.

16. TERM AND TERMINATION

16.1 Term and Extensions. The Term of this Agreement shall commence on the Effective Date and shall continue until December 31, 2018 (hereinafter the “Initial Term”). Notwithstanding the foregoing, any rights of exclusivity under this Agreement, including but not limited to the rights granted and obligations defined under Sections 2.1.1., 4.1.1 and 5.1.1, shall commence on April 1, 2016, unless otherwise agreed in writing. For the avoidance of doubt: despite the Start Date April 15t, 2016, the sales target and the minimum purchase quantities refer to the full calendar year 2016 as the Group company GlaxoSmithKline Vaccines Vertriebs GmbH (formerly known as Novartis Vaccines Vertriebs GmbH) has already been distributing the Product under a previous and now terminated distribution agreement. Either Party may initiate in [***] negotiations for the prolongation of this Agreement. In such case, the Parties shall negotiate in good faith whether and for how long this Agreement shall be extended. The Initial Term may be extended for an agreed period of time (“Subsequent Terms”) by mutual written agreement of the Parties at any time prior to the expiry of the Initial Term of Subsequent Term, as the case may be.

16.2 Termination Events. This Agreement may forthwith be terminated by either Party by giving written notice of termination in the event that:

(1) the other Party breaches any of its material obligations under this Agreement, and fails to cure such breach within [***] of receiving a written notice specifying such breach and requiring it to be cured; provided that such termination shall not be effective where such breach is incapable of cure within such [***] period and where the Party being asked to cure such breach has commenced good faith and commercially reasonable efforts to cure such breach within such [***] period and cures such breach within [***] after the receipt of notice of material breach;

(2) the other Party enters into insolvency or bankruptcy or is unable to pay its debts as they fall due, or a trustee or receiver or the equivalent is appointed to the other Party, or proceedings are instituted against the other Party relating to dissolution, liquidation, winding up other than on a reconstruction, bankruptcy, insolvency or the relief of creditors, if such proceedings are not terminated or discharged within [***];

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(3) in the event of a Change of Control of the other Party; or

(4) withdrawal of the Marketing Authorization in the Territory.

16.3 Termination by SUPPLIER. This Agreement may forthwith immediately be terminated by SUPPLIER, at its sole discretion, by giving written notice of termination, in the event that:

(1) DISTRIBUTOR ceases to carry on business in the marketing of pharmaceutical products in the Territory;

(2) DISTRIBUTOR is in breach of any provision of ANNEX H of this Agreement; and

(3) DISTRIBUTOR fails to achieve the minimum purchase quantities as required by Section 6.1.2 above;

(4) DISTRIBUTOR breaches its obligation to use reasonable commercial efforts to promote, sell and distribute the product DUKORAL° in the Territory according to a Distribution Agreement for DUKORAL° entered into between the Parties in parallel to this Agreement and in the event that SUPPLIER terminates the Distribution Agreement for DUKORAL° for this reason.

16.4 Termination by DISTRIBUTOR. This Agreement may forthwith be terminated upon [***] prior written notice by DISTRIBUTOR in the event that SUPPLIER fails in supplying Product under any Firm Purchase Order for a consequitive Period of [***].

17. EFFECTS OF TERMINATION OR EXPIRATION

17.1 Cessation of Rights. Upon expiration or termination of this Agreement (collectively “Termination”) for any reason whatsoever as provided herein, all rights and obligations of the Parties hereunder shall cease, except as provided in Section 17.2 of this Agreement; provided, however, that Termination of this Agreement shall not relieve the Parties hereto of any obligations accrued prior to said Termination.

17.2 Survival of Terms. Termination of this Agreement shall not release either Party from any liabilities or obligations set forth in this Agreement which (i) the Parties have expressly agreed shall survive any such Termination, or (ii) remain to be performed or by their nature would be intended to be applicable following any such Termination.

17.3 Return of Confidential Information. Upon Termination, each Party shall promptly return to the other Party or destroy, or deliver to a third party designated by that other Party, and shall cause employees and Dealers, in the case of DISTRIBUTOR, to return or destroy or deliver as appropriate and indicated by the other Party, all of the other Party’s Confidential Information in written, recorded or other tangible form. DISTRIBUTOR shall further return or deliver to SUPPLIER or destroy any other items in DISTRIBUTOR’s possession, which SUPPLIER has furnished or supplied to DISTRIBUTOR, and which DISTRIBUTOR has passed on to its Dealers and employees, including customer lists for the Product provided by SUPPLIER.

17.4 Trademarks. Upon Termination of this Agreement, neither DISTRIBUTOR nor any third party Dealer or Affiliate, shall use or permit the use of any of the Intellectual Property Rights, Trademarks and trade names of SUPPLIER or similar trademarks, denominations, label designs or package presentations. If DISTRIBUTOR acquires any right, title or interest in or to or relating to the Intellectual Property Rights, Trademarks for any reason, effective immediately upon the expiration or termination of this Agreement, DISTRIBUTOR hereby assigns, at no cost, all such right, title and interest, together with any related goodwill or reputation, to SUPPLIER. DISTRIBUTOR agrees to promptly execute all documents reasonably requested by SUPPLIER in connection with such assignment.

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17.5 Pricing Approvals, Trademarks and other Product Rights. Upon Termination of this Agreement as provided herein for any reason whatsoever, DISTRIBUTOR shall immediately take all steps necessary to transfer to SUPPLIER, or to SUPPLIER’s designee, any and all rights DISTRIBUTOR may have to Pricing Approvals and/or SUPPLIER’s Trademarks including any related documents and any other rights associated with the Product including Product-specific approvals necessary for SUPPLIER or its designee to commercialize the Product in the Territory, to the extent permitted by Applicable Law and at DISTRIBUTOR’s cost. DISTRIBUTOR shall, at the time for application for Pricing Approvals, take all reasonable steps to ensure that such transfers may later be completed. If such transfer is not possible, DISTRIBUTOR shall use its best efforts to arrange for SUPPLIER or its designee to rely upon such Pricing Approvals and shall permit SUPPLIER or its designee to use and reference such Pricing Approvals in its own applications. DISTRIBUTOR shall assign (1) any clinical trial documentation, if any, and administrative files, such as, but not limited to, price certificates, authorization and reimbursement authorizations to SUPPLIER or to any party appointed by the latter, or, as directed by SUPPLIER, to cancel said certificates and authorizations, provided that such administrative files are directly relating to the Product; and (2) transfer the contracts entered into with authorized representatives to SUPPLAR as ar as possible, or any party appointed by the SUPPLIER, if the latter so requests.

17.6 Orders upon Termination. DISTRIBUTOR shall be entitled to purchase under the terms and conditions of this Agreement, any Product ordered for which the orders were accepted by SUPPLIER prior to the effective date of Termination, even though shipment of the Product may be made subsequent to the date of Termination. SUPPLIER may only refuse to accept firm purchase orders placed by DISTRIBUTOR in deviation of the rolling purchase forecast and/or firm purchase orders placed by DISTRIBUTOR upon notice of termination being given by either Party, if the refusal does not interfere with already existing non-cancelable contractual obligations to third parties.

17.7 Repurchase of Inventory. SUPPLIER shall have the option, exercisable at its sole discretion by written notice to DISTRIBUTOR within [***] after Termination, but subject to DISTRIBUTOR’s non-cancelable contractual obligations existing as of the Termination, to repurchase all or part of DISTRIBUTOR’s remaining inventory of Product. The price payable by SUPPLIER upon the exercise of the option shall be [***]. Upon receipt of SUPPLIER’s notice of exercise of its option pursuant to this clause, DISTRIBUTOR shall let ship its inventory of Product on hand to such location as SUPPLIER may designate at SUPPLIERS own cost. If SUPPLIER does not exercise its rights under this clause, DISTRIBUTOR shall have the right to sell its existing inventory for a period of [***] following the date of Termination. Thereafter, DISTRIBUTOR shall no more be allowed to sell the Product, and stock still held by DISTRIBUTOR will have to be destroyed or otherwise disposed of. At that point accounts receivables between the Parties will be netted out and the balance shall be settled within the payment terms specified in ANNEX C.

17.8 No Compensation. No indemnity whatsoever shall be due by reason of expiration or ordinary termination of this Agreement by either Party to the other. Neither Party shall be entitled to compensation, reimbursement or damage on account of the loss of prospective profits on anticipated sales or on account of marketing investments in connection with the business or goodwill of SUPPLIER or DISTRIBUTOR.

18. GENERAL PROVISIONS

18.1 Mutual Material Information Disclosure Obligation. Each Party shall inform, within due course, the other Party of any material information regarding the Product or the subject matter of this Agreement, which information could impede or assist the other Party’s performance under this Agreement.

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18.2 Independent Contractors. The relationship of SUPPLIER and DISTRIBUTOR established by this Agreement is of seller and buyer, or independent contractors, and nothing in this Agreement shall be construed:

(1) to give either Party the power to direct or control the daily activities of the other Party, or

(2) to constitute the Parties as principal and agent, partners, or otherwise as participants in a joint undertaking, or to provide a Party with the power or authority to make or give any representation or warranty or to incur any liability or obligation, or to waive any right, on the other Party’s behalf, except as may be specifically provided for herein. SUPPLIER shall have no obligation or authority, express or implied, to exercise any control whatsoever over the employees or the business affairs of DISTRIBUTOR.

18.3 Insurance. Both Parties shall obtain and at all times during the term of this Agreement maintain, and bear the cost of, adequate and appropriate insurance including comprehensive general liability insurance which is adequate to cover their respective activities under this Agreement. A certificate of insurance and any other documentation necessary to prove compliance with this provision will be provided to the other Party upon request. Each Party shall notify the other not less than [***] prior to the termination or reduction of such coverage.

18.4 Assignments. This Agreement is entered into by SUPPLIER in reliance upon the facilities, personnel and technical expertise of DISTRIBUTOR, and DISTRIBUTOR may only transfer or delegate the performance of the Agreement or any part thereof to a Dealer pursuant to the terms and conditions of Section 2.2. In all other cases, DISTRIBUTOR may not assign this Agreement or its respective rights, duties and obligations thereunder to any third party or parties without having previously secured the written consent of the SUPPLIER, and any assignment or transfer in violation of this Section shall, at the option of SUPPLIER, be null and void and shall have no force or effect. SUPPLIER may assign or transfer this Agreement, or any of its rights or obligations under this Agreement, in whole or in part, without DISTRIBUTOR’s consent (i) to an Affiliate, (ii) in connection with the transfer or sale of all or substantially all of the assets and/or business to which the Agreement pertains, or (iii) in connection with its merger or consolidation with another company.

18.5 Waivers. The waiver by either Party of a breach or default in any of the provisions of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or other provisions.

18.6 Entire Agreement and Amendments. This Agreement including the attachments hereto constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements between the Parties, whether written or oral, relating to the same subject matter. No modification, amendments or supplements to this Agreement shall be effective for any purpose unless in writing and signed by each Party.

18.7 Contract Formation. This document is not an offer unless signed by a Party and shall not constitute or reflect a legally binding contract unless signed by both Parties.

18.8 Annexes. The following documents are understood to be an integral part of this Agreement:

Description of Product	ANNEX A
Description of Territory and Trademarks	ANNEX B
Price Schedule; Payment Terms; Forecasts and Orders	ANNEX C
Minimum Purchase Quantities and Iles targets	ANNEX D
Quality Agreement	ANNEX E

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Wholesale License	ANNEX F
Pharmacovigilance Agreement	ANNEX G
Compliance with anti-corruption laws	ANNEX H
Contact Address List	ANNEX I
Reporting Format (Section 10.1 of the Agreement)	ANNEX J

18.9 Language. All written correspondence between the Parties shall be in the English language.

18.10 Further Assurances. Each Party agrees to do such acts and execute such further documents as may be necessary or desirable to enable the performance of and to fulfill the provisions and intent of this Agreement.

18.11 Force Majeure. Neither Party shall be liable to the other Party for any delay or omission in the performance of any obligation under this Agreement, other than the obligation to pay monies, where the delay or omission is due to any cause or condition beyond the reasonable control of the Party obliged to perform, including acts of God, acts of government (in particular with respect to the refusal to issue necessary import or export licenses), inability of SUPPLIER to obtain sufficient raw materials, fire, flood, earthquake, war, riots or embargoes, but excluding strikes or other labor difficulties affecting SUPPLIER (“Force Majeure”). If Force Majeure prevents or delays the performance by a Party of any obligation under this Agreement, then the Party claiming Force Majeure shall promptly notify the other Party thereof in writing. This Agreement shall be deemed suspended as long as, and to the extent that any such event prevents its performance. If the Force Majeure situation exceeds [***], Parties shall meet to determine whether they wish to terminate or adapt the Agreement and agree on how to proceed.

18.12 Notices. Unless otherwise specifically provided, all notices required or permitted by this Agreement shall be in writing and in English, effective upon receipt, and may be delivered personally, or may be sent by registered letter or facsimile, addressed as defined in ANNEX I.

In addition, the Parties shall notify each other of the names of the respective contacts in the important areas, including sales, shipping, marketing, pharmacovigilance, and regulatory. For the avoidance of doubt, all information and/or notices pursuant this Agreement, such as but not limited to, restricted and highly restricted business and personal information, shall be exchanged and/or sent by one Party to the other Party via secure channels, such as but not limited to encrypted e-mails and/or facsimile.

18.13 Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable by a court or other governmental authority of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement, which shall remain in full force and effect. The holding of a term or provision to be invalid, illegal or unenforceable in a jurisdiction shall not have any effect on the application of the term or provision in any other jurisdiction.

18.14 No Third Party Rights. A Person, including a Dealer, that is not a party to this Agreement, may not enforce any of the terms of this Agreement. Where any clause of this Agreement anyhow entitles any Person to enforce any term of the Agreement, the Parties reserves the right to vary that term or any other term of this Agreement without the consent of that Person.

18.15 Authorized Signatories. The persons signing below certify in their personal capacity that they have all required authority to execute this Agreement on behalf of the entity they are acting for.

19. CHOICE OF LAW AND DISPUTE RESOLUTION

19.1 Choice of Law. Notwithstanding its place of performance or execution, this Agreement is governed by, and shall be construed in accordance with, the laws of Austria without regard to its conflict of laws rules. It is understood that the application of the United Nations Convention on Contracts for the International Sales of Goods (CISG, Vienna 1980) shall be excluded.

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19.2 Disputes. The Parties shall endeavour to resolve amicably any and all disputes arising under or in connection with this Agreement, including but not limited to the interpretation of this Agreement, its validity and the performance hereunder. Notwithstanding the foregoing, either Party may initiate court proceedings seeking urgent provisional remedies prior to, or during such amicable settlement discussions.

19.3 Jurisdiction. The courts of Vienna, Austria, shall have the exclusive jurisdiction over any dispute arising from or relating to this Agreement or the performance thereof. Notwithstanding the foregoing, provisional remedies may be applied for in any court having jurisdiction by law.

[(Signature page follows)]

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IN WITNESS WHEREOF, each Party has caused its duly authorized representative to execute and deliver this Agreement in reliance on the due authority of the representative of the other Party, to be effective as of the date written on the first page above.

VALNEVA AUSTRIA GMBH		GLAXOSMITHKLINE GMBH & CO. KG

By:	[***]	By:	[***]
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]

Date:	09 Dec 2015	Date:	20-12-2015

By:	[***]	By:	[***]
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]

DATE:	09 Dec 2015	DATE:	20-12-2015

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ANNEX A

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ANNEX B

DESCRIPTION OF TERRITORY

Territory

Germany

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ANNEX C

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ANNEX D

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ANNEX E

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ANNEX F

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ANNEX G

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ANNEX H

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ANNEX I

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ANNEX J

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